UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 15, 2026

Commission File Number 1-2385
THE DAYTON POWER AND LIGHT COMPANY
(Exact name of registrant as specified in its charter)

Ohio	31-0258470
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1065 Woodman Drive
Dayton, Ohio	45432
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code:	(937) 259-7215

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2026, the Board of Directors (the “Board”) of The Dayton Power and Light Company, doing business as AES Ohio (“AES Ohio”), acting through unanimous written consent, appointed Gustavo Garavaglia as Chief Executive Officer of AES Ohio, effective April 15, 2026. Thomas A. Raga continues to serve as President of AES Ohio.

Mr. Garavaglia replaces Kenneth J. Zagzebski, who had mutually determined with AES Ohio to cease serving as Chief Executive Officer and be appointed to serve as Executive Chairman of the Board, also effective April 15, 2026.

The Board also on April 15, 2026, through unanimous written consent, elected Sherry Kohan as Vice President, Chief Financial Officer and Controller, and designated her as principal accounting officer, of AES Ohio, effective May 7, 2026. Mr. Garavaglia will also continue to serve in the roles of Vice President and Chief Financial Officer, and designated principal accounting officer, of AES Ohio until Ms. Kohan’s appointment is effective.

Mr. Garavaglia, 40, has served as Vice President and Chief Financial Officer of AES Ohio since rejoining AES Ohio in April 2024 and will continue in such roles until Ms. Kohan’s appointment is effective. Mr. Garavaglia also has served as a member of the Board of Directors of AES Ohio since April 2024 and serves as a director or officer of other AES affiliates, including as President and Chief Executive Officer of DPL LLC (“DPL”) and IPALCO Enterprises, Inc. (“IPALCO”) and as Chief Executive Officer of Indianapolis Power & Light Company (“AES Indiana”) since April 2026, and as member of the Boards of Directors of DPL, IPALCO, and AES Indiana since April 2024, and as Vice President and Chief Financial Officer of DPL, IPALCO and AES Indiana since April 2024. Prior to rejoining AES, Mr. Garavaglia served as Chief Financial Officer of Vale Base Metals, a mining company, from April 2022 to April 2024. Prior to joining Vale, Mr. Garavaglia spent twelve years at AES, serving as Chief Financial Officer of IPALCO and AES Indiana from November 2018 to March 2022. Mr. Garavaglia also was a member of the Board of Directors of AES Indiana from March 2019 to April 2022 and served as a director or officer of other AES affiliates, including as Chief Financial Officer of AES Ohio and DPL. Prior to that, Mr. Garavaglia held several other positions while at AES. Mr. Garavaglia received a Bachelor’s degree in Electrical Engineering from University of Campinas (Unicamp) and a Master’s degree in Business from FGV Brazil, and is a CFA Charterholder. He is currently on the Board of Directors of the Indianapolis Symphony and Gleaners Food Bank.

Ms. Kohan, 57, has served as Senior Vice President and Chief Accounting Officer of The AES Corporation (“AES”) since November 2022 and will continue in this role until May 7, 2026. Ms. Kohan serves as a director or officer of other AES affiliates, including as a Director of IPALCO, and will also serve as Vice President, Chief Financial Officer and Controller of DPL, IPALCO, and AES Indiana, effective as of May 7, 2026. Ms. Kohan previously served as Interim Vice President and Chief Financial Officer of AES Ohio, DPL, IPALCO and AES Indiana from January 2024 to April 2024 and as a member of the Board of Directors of AES Ohio and DPL until April 2025. Prior to assuming her current position, Ms. Kohan served as Vice President and Controller of AES from February 2020 to November 2022 and Vice President, Global Finance Operations at AES from December 2016 to February 2020. Prior to that Ms. Kohan held several other positions while at AES. Prior to joining AES, Ms. Kohan worked for Arthur Andersen in the Audit Assurance Practice. Ms. Kohan is a Certified Public Accountant and holds a B.S. in Accounting from the University of Maryland.

AES Ohio does not separately compensate individuals for their service as officers or Directors of AES Ohio. Each of the officers and directors participates in compensation plans and programs generally available to management of AES and its subsidiaries for services performed for all AES affiliates (including AES Ohio). Other than such compensation, which generally is in excess of one hundred and twenty thousand dollars annually, none of the newly-appointed officers referenced above have entered into or proposed to enter into any transactions reportable under Item 404(a) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dayton Power and Light Company
d/b/a AES Ohio

Date: April 16, 2026	By:	/s/ Brian Hylander
	Name:	Brian Hylander
	Title:	Vice President, General Counsel and Secretary